                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
The Doe Run Resources Corporation
and Subsidiaries:


We consent to the use of our report, which was based on our audits and the audits of other auditors, dated December 19, 1997, except for note 15 as to which the date is March 12, 1998, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP


St. Louis, Missouri
August 12, 1998